As filed with the Securities and Exchange Commission on June 4, 2001.
                                          Registration Statement No. 333-______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                         KONOVER PROPERTY TRUST, INC.
            (Exact name of registrant as specified in its charter)

Maryland                                                            56-1819372
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation)                                          Identification No.)

                      3434 Kildaire Farm Road, Suite 200
                         Raleigh, North Carolina 27606
         (Address of principal executive offices, including zip code)

                         KONOVER PROPERTY TRUST, INC.
                             AMENDED AND RESTATED
                      1993 EMPLOYEE STOCK INCENTIVE PLAN
                           (Full title of the plan)

                         KONOVER PROPERTY TRUST, INC.
                1995 OUTSIDE DIRECTORS' STOCK COMPENSATION PLAN
                           (Full title of the plan)

                         KONOVER PROPERTY TRUST, INC.
                          1996 RESTRICTED STOCK PLAN
                           (Full title of the plan)


                               Robin W. Malphrus
             Senior Vice President, General Counsel and Secretary
                      3434 Kildaire Farm Road, Suite 200
                         Raleigh, North Carolina 27606
                                (919) 372-3000

           (Name, address and telephone number of agent for service)


                        Calculation of Registration Fee

   Title of Securities                      Proposed Maximum    Proposed Maximum     Amount of
     to be Registered       Amount to be        Offering       Aggregate Offering   Registration
                            Registered      Price Per Share          Price            Fee(1)
Common stock, par value  3,675,000 shares      $3.47               $12,752,250        $3,189
($0.01 per share)

(1) Pursuant to Rule 457(c) and 457(h), the registration fee is computed on the basis of the average of the high and low prices of the registrant's common stock reported on the New York Stock Exchange on May 30, 2001.

EXPLANATORY NOTE

     Konover Property Trust, Inc. (Konover) files this registration statement on Form S-8 with respect to the Konover Property Trust, Inc. 1993 Amended and Restated Employee Stock Incentive Plan (1993 Plan), the Konover Property Trust, Inc. 1995 Outside Directors' Stock Compensation Plan (1995 Plan) and the Konover Property Trust, Inc. 1996 Restricted Stock Plan (1996 Plan) to register the issuance of 1,700,000 additional shares issuable under the 1993 Plan, 225,000 additional shares issuable under the 1995 Plan, and 1,750,000 additional shares issuable under the 1996 Plan.

     In 1996, Konover filed registration no. 333-3240 to register a total of 900,000 shares issuable under the 1993 Plan, the 1995 Plan and the 1996 Plan. In 1997, Konover filed registration no. 333-29491 to register 50,000 shares issuable under the Konover Property Trust, Inc. 1997 Qualified Employee Stock Purchase Plan and an additional 725,000 shares issuable under the 1993 Plan and the 1996 Plan.

     Pursuant to Instruction E of Form S-8, Konover hereby incorporates registration no. 333-3240 and registration no. 333-29491, except for the items below, which supersede the corresponding items contained in registration nos. 333-3240 and 333-29491. This registration statement contains the additional information required by Form S-8 that is not included by incorporating registration nos. 333-3240 and 333-29491 and contains the required consent and legal opinion.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the registrant with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended (Exchange Act), are incorporated by reference herein and in the prospectus constituting a part of this registration statement:

     1. the registrant's annual report on Form 10-K for the year ended December 31, 2000 (as amended on April 12, 2001, and on April 30,
          2001); and

     2.   the registrant's current report on Form 8-K dated March 6, 2001;

     3. the registrant's quarterly report filed on Form 10-Q for the quarter ended March 31, 2001; and

     4. the description of the common stock of the registrant included in the registrant's registration statement on Form 8-A, dated May 19, 1993.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.

     For purposes of this registration statement, any statement contained in a report, document or appendix incorporated, or deemed to be incorporated, by reference in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any subsequently filed report, document or appendix, which also is or is deemed incorporated by reference, modifies or supersedes such statement in such report, document or appendix. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     The registrant will provide without charge to each person to whom the prospectus constituting a part of this registration statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein and in the prospectus by reference (other than exhibits to such documents that are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Investor Relations, Konover Property Trust, Inc., 3434 Kildaire Farm Road, Suite 200, Raleigh, North Carolina 27606. Telephone requests may be directed to
(919) 372-3000.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Charter
-------

     Our charter limits the liability of Konover's directors and officers to Konover and its shareholders to the fullest extent permitted by the laws of the State of Maryland. Maryland law presently permits the liability of directors and officers to a corporation or its shareholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of Konover or its shareholders to obtain other relief, such as an injunction or rescission.

     Our charter provides that Konover may indemnify its directors and officers to the fullest extent permitted by the laws of the State of Maryland.

Bylaws
------

    Article VI of our bylaws provides that we shall indemnify any person who was or is an "authorized representative" of Konover (which means a director or officer of Konover, or a person serving at the request of Konover as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans) and who was or is a "party" (which includes the giving of testimony or similar involvement) or is threatened to be made a party to any "third-party proceeding" (which means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of Konover) by reason of the fact that such person was or is unauthorized representative of Konover, from and against expenses (which include attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with such third-party proceeding if such person acting and good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Konover and, with respect to any criminal third-party proceedings (which could or does lead to a criminal third-party proceeding) had no reasonable cause to believe that such conduct was unlawful. The termination of any third-party proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the authorized representative did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of Konover, and, with respect to any criminal third-party proceeding, had reasonable cause to believe that such conduct was unlawful.

     Article VI of our bylaws further provides that we shall indemnify any person who was or is an authorized representative of Konover and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which means any threatened, pending or completed action or suit by or in the right of Konover to procure a judgment in its favor or investigative proceeding by Konover) by reason of the fact that such person was or is an authorized representative of Konover, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Konover, except that no indemnification shall be made in respect or any claim, issue or matter as to which such person shall have been adjudged to be liable to Konover unless and only to the extent that the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

Maryland Law
------------

     The Maryland General Corporation Law (MGCL) permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by the director or officer in connection with the proceeding.

     Indemnification is limited to court-ordered reimbursement for expenses, however, if the proceeding is one by or in the right of the corporation, and the director or officer was adjudged to be liable to the corporation or if the proceeding is one charging improper personal benefit to the director or officer and the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Maryland law requires a corporation (unless its charter provides otherwise, which Konover's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

Insurance
---------

     Konover has provided a Directors and Officers Liability Policy for the benefit of its directors and officers.

SEC Position
------------

     The Securities and Exchange Commission maintains that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

ITEM 8.           EXHIBITS

Exhibit No.       Description
-----------       -----------

5.1 Opinion of Alston & Bird LLP regarding the legality of the shares of Common Stock being registered

23.1              Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.2              Consent of Arthur Andersen LLP

99.1 Konover Property Trust, Inc. 1993 Amended and Restated Employee Stock Incentive Plan

99.2              Konover Property Trust, Inc. 1995 Outside Directors' Stock
                  Compensation Plan

99.3 Konover Property Trust, Inc. 1996 Restricted Stock Plan and Form of Individual Exchange Agreement

ITEM 9.  UNDERTAKINGS

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's articles of incorporation, bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on May 30, 2001.

                                  KONOVER PROPERTY TRUST, INC.

                                  By: /s/ J. Michael Maloney
                                      ---------------------------------------
                                      J. Michael Maloney
                                      Interim President and Chief Executive
                                      Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  Name                                           Title                                  Date
/s/ J. Michael Maloney                     Interim President and Chief Executive Officer and         May 30, 2001
-------------------------------------
          J. Michael Maloney               Director


/s/ Daniel J. Kelly                        Executive Vice President and Chief Financial              May 30, 2001
------------------------------------
            Daniel J. Kelly                Officer (Chief Accounting Officer)



/s/ Simon Konover                          Chairman of the Board of Directors                        May 30, 2001
------------------------------------
           Simon Konover


/s/ William D. Eberle                      Director                                                  May 30, 2001
------------------------------------
          William D. Eberle


/s/ J. Richard Futrell, Jr.                Director                                                  May 30, 2001
------------------------------------
       J. Richard Futrell, Jr.


/s/ Mark S. Ticotin                        Director                                                  May 30, 2001
------------------------------------
           Mark S. Ticotin


/s/ Andrew E. Zobler                       Director                                                  May 30, 2001
------------------------------------
          Andrew E. Zobler

                                  Exhibit Index

Exhibit No.       Description
-----------       -----------

5.1 Opinion of Alston & Bird LLP regarding the legality of the shares of Common Stock being registered

23.1              Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.2              Consent of Arthur Andersen LLP

99.1 Konover Property Trust, Inc. 1993 Amended and Restated Employee Stock Incentive Plan

99.2              Konover Property Trust, Inc. 1995 Outside Directors' Stock
                  Compensation Plan

99.3 Konover Property Trust, Inc. 1996 Restricted Stock Plan and Form of Individual Exchange Agreement